UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 14, 2008
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2001 Bryan Street, Suite 3700
Dallas TX 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Resignation of Richard Moncrief and Announcement of Resignation of Charles M. Davis, Jr.
On November 14, 2008, the Board of Directors of Regency GP LLC, the general partner of Regency GP, LP, the general partner of Regency Energy Partners LP (the “Partnership”), accepted the resignation of Richard D. Moncrief as Executive Vice President and Chief Operating Officer of the Partnership, effective as of November 14, 2008. On November 14, 2008, Charles M. Davis, Jr. announced his intention to resign as the Senior Vice President of Corporate Development of the Partnership effective as of November 30, 2008. Mr. Moncrief and Mr. Davis are leaving the Partnership to pursue other opportunities.
Realignment of Management of Gathering & Processing and Transportation Segments and Consolidation of Corporate Development Positions
As a result of Mr. Moncrief’s departure, the Gathering & Processing and Transportation segments of the Partnership will be divided into two groups, one focusing on commercial activities and the other on field operations. Two members of the Partnership’s existing management team will fulfill these responsibilities. Patrick Giroir, currently the senior vice president of strategy, will move into a new role serving as Chief Commercial Officer for the Gathering & Processing and Transportation segments. Prior to joining the Partnership in May 2008, Mr. Giroir was vice president of development, origination & system planning for CenterPoint Energy’s Pipeline Group. He has also held various management positions with El Paso Corp. and Tenneco Inc.
In addition to his current responsibilities as President and Chief Executive Officer of CDM Resource Management (the Partnership’s Contract Compression segment), Randall H. Dean will serve as Interim Senior Operating Officer for field operations for the Partnership’s Gathering & Processing and Transportation business segments. A search for a Senior Operations Officer for the operations group has been initiated. Mr. Dean joined the Partnership in January 2008 when CDM Resource Management was acquired. Prior to co-founding CDM in 1997, Mr. Dean served in numerous executive roles with Contract Compression Inc. and Production Operators Inc.
The responsibilities of Mr. Davis (Senior Vice President of Corporate Development) and the strategic-planning responsibilities previously handled by Mr. Giroir will be consolidated into a single function assumed by Chris Rozzell, currently Vice President of Development of the Partnership.
A copy of the press release announcing Mr. Moncrief’s resignation and Mr. Davis’ intended resignation, the realignment of the management of the Gathering & Processing and Transportation Segments of the Partnership and the consolidation of the Corporate Development positions is being filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
EXHIBIT NUMBER DESCRIPTION
99.1      Press Release issued by Regency Energy Partners LP on November 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner By: Regency GP LLC, its general partner

By:	/s/ Dan A. Fleckman Dan A. Fleckman
Executive Vice President and Chief Legal Officer
November 14, 2008